Exhibit 10.22

WAIVER AND OMNIBUS AMENDMENT

WHEREAS:  (i) the undersigned purchased a 12% Convertible Secured Promissory Note (a “Note”) from Opexa Therapeutics, Inc. (the “Company”) pursuant to a Note Purchase Agreement dated July 25, 2012 (the “Agreement”); and (ii) the Note and the Agreement, as well as arrangements related thereto, contemplated that, for so long as any Note remains outstanding, the Company would maintain at least $1,000,000 in a segregated account (the “Cash   Collateral”) subject to a control agreement in favor of Alkek & Williams Ventures, Ltd. (the “Agent”), as collateral agent for all purchasers of the Notes.

NOW, THEREFORE, in exchange for a warrant to acquire a number of shares of the Company’s common stock equal to 187,500 multiplied by the quotient of the initial principal amount of the undersigned’s Note divided by $4,085,000 (the “Warrant”), with such Warrant to have a per share exercise price equal to the Closing Price (as defined below) and otherwise be in the form made available by the Company, the undersigned hereby:

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Acknowledges and agrees that any and all requirements with respect to the Cash Collateral shall henceforth be reduced from $1,000,000 to $500,000 (the “Reduction”), including without limitation for purposes of defining potential events of default under the Note as well as the scope of the Company’s representations and reporting obligations pursuant to the Agreement;

●	Acknowledges and consents to the amendment of any and all arrangements, including the Note and the Agreement, to implement the Reduction;

●	Waives any and all events of default, breaches or similar events or circumstances otherwise represented by the Reduction; and

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Acknowledges, consents and instructs that the Agent shall take any and all action necessary or desirable to release the amount of the Reduction completely to the sole dominion and control of the Company.

The “Closing Price” means the closing price of the Company’s common stock on the NASDAQ Stock Market on such date as the Company (i) has obtained executed documents in form and substance similar to this Waiver and Omnibus Amendment from the holders of Notes representing at least two-thirds (66-2/3%) of the principal amount of all then outstanding Notes and (ii) elects in its discretion to implement the intent hereof (as evidenced by the Company’s countersignature hereto); provided, however, that if a Closing Date has not occurred prior to February 1, 2013, then this Waiver and Omnibus Amendment shall be void and without further effect for all intents and purposes.

Note Holder Signature:	Countersigned:
OPEXA THERAPEUTICS, INC.

Name:	By:
Title:	Its:
Entity:	Closing Date: January ____, 2013